AMENDING AGREEMENT

THIS AGREEMENT IS MADE THE 1ST DAY OF APRIL, 2005

BETWEEN:	MARIZ GESTAO E INVESTIMENTOS LIMITADA, a corporation duly incorporated in accordance with the laws of Madeira, herein acting and represented by Rodney Hodges, one of its Directors, (the "Licensor”)
PARTY OF THE FIRST PART
AND:
WEIDER NUTRITION GROUP, INC., a corporation duly incorporated in accordance with the laws of the State of Utah, herein acting and represented by Joseph W. Baty, its Chief Financial Officer,

(the “Licensee”)

PARTY OF THE SECOND PART

1.  PREAMBLE

1.1  WHEREAS Licensor and Licensee have entered into a License Agreement dated as of December 1, 1996 with respect to certain trade-marks, a copy of which is annexed hereto as Exhibit 1 (the “Original License Agreement”);

1.2  WHEREAS the Original License Agreement was supplemented by: (a) a letter dated as of December 1, 1996 from Licensee to Licensor, a copy of which is annexed hereto as Exhibit 2, confirming that certain trade-marks were included within the ambit of the Original License Agreement (the “Original Supplemental Letter”); and (b) two letters annexed hereto as Exhibit 3 (the “Subsequent Supplemental Letters”), whereby Licensee agreed to amend the Original License Agreement for the purpose of excepting from the exclusive nature of its license under the License Agreement the sale by Morinaga & Co. Ltd. of “In Products” in Taiwan, Korea, China, Singapore, Hong Kong, Malaysia, Indonesia, the Philippines and Thailand in association with the trademark “Weider” and “Weider”-formative trademarks (collectively, the "Extended Territory");

1.3  WHEREAS Licensee and Weider Global Nutrition, LLC (“WGN”) have entered into that certain Asset Purchase Agreement made as of the 1st day of April, 2005 (the "Purchase Agreement"), pursuant to which Licensee agreed, inter alia, to sell, assign and transfer to WGN those of Licensee’s assets, rights and properties necessary for the conduct of its business referred to herein as the “Weider Branded Business” including, without limitation, Licensee’s rights to use the trade-mark “Weider”, all “Weider”-formative trade-marks and such other trademarks as are more specifically set forth in Exhibit 5 annexed hereto to form an integral part hereof (collectively, the “Weider Trademarks”), as well as all corresponding rights, title and interest of Licensee in and to the Original License Agreement, the Original Supplemental Letter and the Subsequent Supplemental Letters (collectively, the “License Agreement”) solely with respect to the Weider Trademarks (collectively, the “Partial Assignment”); and

1.4  WHEREAS Licensee has requested Licensor’s consent to the Partial Assignment of Licensee’s rights, title and interest in and to the License Agreement solely with respect to the Weider Trademarks;

1.5  WHEREAS the Partial Assignment of Licensee’s rights, title and interest in and to the License Agreement solely with respect to the Weider Trademarks will require that certain amendments be made to the License Agreement in order to reflect the fact that Licensee will retain its rights, title and interest in and to the License Agreement with respect to all trademarks licensed thereunder other than the Weider Trademarks; and

1.6  WHEREAS Licensor is prepared to grant its consent to the Partial Assignment, and to agree with Licensee as to certain amendments to the License Agreement, the whole upon the terms and conditions set forth in this Amending Agreement.

    NOW, THEREFORE, in consideration of the mutual covenants contained herein and in the License Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, the parties hereby agree as follows:

2.  DEFINITIONS

2.1  Each capitalized term used but not defined herein has the meaning ascribed to it in the License Agreement.

2.2  Whenever used in this Amending Agreement, the term “Effective Date” means March 1, 2005.

3.  CONDITIONS

3.1  The parties agree that, notwithstanding the date of execution of this Amending Agreement, this Amending Agreement shall only become effective on the Effective Date and is conditional upon: (i) the closing of the transaction of purchase and sale contemplated by the Purchase Agreement; and (ii) the execution by Licensor and WGN of a mutually satisfactory license agreement with respect to the Weider Trademarks.

4.  AMENDMENTS TO THE LICENSE AGREEMENT

4.1	The parties hereby amend the License Agreement as follows:

4.1.1	paragraph A of the preamble to the Original License Agreement is hereby amended by deleting and replacing: (i) the words “exclusive licensee” by the words “the owner”; and (ii) the words “with respect to the Trademarks” by the words “of the registrations, and applications for registration, of the Trademarks”,

4.1.2	paragraph B of the preamble to the Original License Agreement is hereby amended by deleting and replacing the word “sublicense” by the word “license”;

4.1.3	the definition of “Royalties” in Section 1 of the Original License Agreement is hereby amended by deleting and replacing the words “Clause 3.1(c)” by the words “Clause 3.1(a)”;

4.1.4	the definition of “Royalty Year” in Section 1 of the Original License Agreement is hereby amended by deleting and replacing the words “June 1, 1999” by the words “March 1, 2005”;

4.1.5	the definition of “Trademarks” in Section 1 of the Original License Agreement is hereby deleted in its entirety and replaced by the following:

““Trademarks” shall mean the trademarks as listed in Schedule 1, other than the Weider Trademarks.”

4.1.6	Section 1 of the Original License Agreement is amended by including a new definition as follows:

“Weider Trademarks” shall mean the trademark “Weider”, all “Weider”-formative trademarks and such other trademarks as are more specifically set forth in Schedule 4.”

4.1.7	Section 2.1 of the Original License Agreement is hereby amended by replacing the word “sublicense” by the word “license”;

4.1.8
the parties acknowledge that, by reason of Licensor’s efforts, the rights of persons or entities entitled to use the Trademarks in the countries of Australia, New Zealand and South Africa has been terminated and such Trademarks have ceased to be Unavailable Trademarks. However, notwithstanding Licensor’s best efforts, Licensor has been unable to recover the rights of persons or entities to the Unavailable Trademarks in Japan. Accordingly, the parties agree that Section 2.4 of the Original License Agreement is hereby deleted and replaced by the following:

“2.4 Licensee agrees that (i) as a result of a pre-existing license agreement, Licensor does not have the rights to license the Trademarks to Licensee in Japan (the “Japan Rights”), (ii) Japan is not included in the definition of Territory and Licensee shall not be entitled to use the Trademarks in Japan, unless and until Licensor obtains the Japan Rights and (iii) Licensor is under no obligation to perform any act or incur any of the costs or expenses in connection with, or otherwise pursue, the acquisition of the Japan Rights. Licensor agrees that it will provide prompt written notice to Licensee if, as and when Licensor obtains the Japan Rights.”;

4.1.9	Sections 3.1(a) and 3.1(b) the Original License Agreement are hereby deleted;

4.1.10	Section 3.1(c) of the Original License Agreement is hereby amended as follows:

(a)  by deleting the first paragraph thereof and replacing it by the following paragraph:

“3.1(a) For each Royalty Year commencing March 1, 2005, Royalties shall be paid as follows:”

(b)  by deleting the words “$33 million” in paragraph (i) of Section 3.1(c) and replacing them by the words “$ 7 million U.S.”,

(c)  by deleting the words “$33 million” and “$66 million” in paragraph (ii) of Section 3.1(c) and replacing them by the words $7 million U.S.” and “$14 million U.S.”, respectively,

(d)  by deleting the words “$66 million” and “$100 million” in paragraph (iii) of Section 3.1(c) and replacing them by the words “$14 million U.S.” and “$21 million U.S.”, respectively, and

(e)  by deleting the words “$100 million” in paragraph (iv) of Section 3.1(c) and replacing them by the words “$21 million U.S.”;

4.1.11	Section 3.2 is hereby deleted.

4.1.12	Section 3.3 of the Original License Agreement is hereby deleted and replaced as follows:

“3.3 In connection with Royalties owing pursuant to Clause 3.1(a), the Licensee shall, for the first Royalty Year, pay to the Licensor a monthly Royalty equal to seven thousand five hundred U.S. dollars ($7,500 U.S.). Thereafter Licensee shall pay to Licensor a monthly Royalty equal to the greater of seven thousand five hundred U.S. dollars ($7,500 U.S.) or one twelfth (1/12) of the previous year’s Royalty paid by Licensee to Licensor. The monthly Royalty shall be paid no later than the first day of each month as and from March 1, 2005.”

4.1.13	Section 3.4(a) of the Original License Agreement is hereby deleted and replaced as follows:

“3.4(a) Within ninety (90) days following the end of each Royalty Year commencing March 1, 2005, to the extent that the amounts theretofore paid by Licensee to the Licensor under Clause 3.3 is less than the Royalties otherwise due and owing by the Licensee to the Licensor (pursuant to Clause 3.1(a) above), the difference shall be paid by the Licensee to the Licensor.”

For greater certainty, Section 3.4(a) of the Original License Agreement remains in effect until February 28, 2005, such that Licensee shall pay to Licensor, by June 1, 2005, the amount by which: (i) the Royalties due and owing by the Licensee to the Licensor pursuant to Clause 3.1(c) of the Original License Agreement (prior to this Amending Agreement entering into effect), exceeds (ii) the amounts paid by Licensee to the Licensor under Clause 3.3 of the Original License Agreement (prior to this Amending Agreement entering into effect) in respect of the period from June 1, 2004 to February 28, 2005;

4.1.14	Section 3.4(b) of the Original License Agreement is hereby amended by deleting and replacing:

(a)  the words “Clause 3.1(c)” by the words “Clause 3.1(a)”

(b)  the words “Partial Royalty Year or any Royalty Year, as the case may be,” by “Royalty Year” in line 4,

(c)  the words “Partial Royalty Year, or Royalty Year as the case may be,” by “Royalty Year” in line 7,

4.1.15	Section 4 of the Original License Agreement is hereby amended by deleting and replacing:

(a)  the words “May 31, 2002” by the words “February 28, 2009 (the “Initial Term”)”; and

(b)  the words “June 1, 2002” by the words “March 1, 2009”;

4.1.16	Section 6.7 of the Original License Agreement is hereby amended by deleting and replacing the words “name Weider” by the word “Trademarks”;

4.1.17	Section 10.1.1 of the Original License Agreement is hereby deleted and replaced as follows:

“Failure on the part of Licensee to: (i) make any payment due to Licensor under this Agreement for 15 days after such payment shall have become due; and (ii) cure such breach within 15 days after written notice from Licensor advising Licensee of the occurrence of the event set forth in paragraph (i) of this Section 10.1.1.”

4.1.18
Section 10.2 of the Original License Agreement is hereby amended by inserting the following words at the end of said Section 10.2: “or upon the occurrence of all of the events contemplated by Section 14.8 hereof.”;

4.1.19	Section 14.6 of the Original License Agreement is hereby amended by:

(a)  deleting and replacing its current title by the following:

“Option and Forced Sale of Trademarks”

(b)  adding a title to the existing paragraph in Section 14.6 as follows:

“14.6.1 Irrevocable Option”

(c)  deleting and replacing:

(i) the words “May 31, 2002” in the 3rd line of the existing paragraph in Section 14.6 by the words “February 28, 2009”, and

(ii) the words “$7,000,000 U.S.” in the 4th line of the existing paragraph in Section 14.6 by the words “$2,000,000 U.S.”, and

(d)  inserting a new paragraph 14.6.2 as follows:

“14.6.2 Drag Along with the Sale of Schiff brand in the U.S.

If, during the Initial Term, (i) Licensee enters into a definitive agreement with an unaffiliated third party (“Buyer”) to sell all or substantially all of Licensee’s rights, title and interest in and to the trademark “Schiff” (the “Transaction”), and (ii) the Transaction is actually consummated (the “Closing”), then, at the time of the Closing, Licensee shall cause the Buyer, whether by itself or through Licensee, to purchase at the Closing all of Licensor’s rights, title and interest in and to the Trademarks for a purchase price equal to $2,000,000 U.S. Licensee shall be required to provide reasonable advance written notice to Licensor of a Transaction, provided that such written notice shall be no later than 30 days prior to the Closing.

4.1.20	Schedule1 of the Original License Agreement is hereby deleted and replaced by a new Schedule 1 in the form attached as Exhibit 4 to this Amending Agreement;

4.1.21	the text of Schedule 3 of the Original License Agreement is hereby deleted and replaced by the following:

“Territories

All countries of the world except Canada, the United States (and its possessions), Mexico, Spain, Portugal and, subject to Clause 2.4, Japan.”

4.1.22	A new Schedule 4 is inserted in the Original License Agreement, in the form attached as Exhibit 5 to this Amending Agreement.

5.     CONSENT

5.1  In consideration of the Licensee’s covenants under this Amending Agreement, the Licensor hereby consents to the Partial Assignment by Licensee to WGN of Licensee’s rights, title and interest in and to the License Agreement solely with respect to the Weider Trademarks, as and from the Effective Date.

6.  FURTHER ACTIONS

6.1  Each of the parties hereby covenants and agrees, at its sole cost and expense, to execute and deliver, at the request of the other party, such further instruments of transfer and assignment and to take such other action as such other party may reasonably request to more effectively give effect to this Amending Agreement.

7.  GENERAL PROVISIONS

7.1  The preamble hereof shall form an integral part of this Amending Agreement.

7.2  Each provision of the License Agreement not expressly amended by this Amending Agreement remains in full force and effect and is hereby ratified and confirmed by the parties, and the parties further confirm that the Original License Agreement, the Original Supplemental Letter, the Subsequent Supplemental Letter and this Amending Agreement shall be construed as, and constitute, one agreement.

7.3  This Amending Agreement shall be governed by and interpreted and enforced in accordance with the laws of England (excluding any conflict of laws rule or principle which might refer such interpretation to the laws of another jurisdiction).

7.4  The division of this Amending Agreement into sections and the insertion of headings are for convenience of reference of this Amending Agreement. The headings in this Amending Agreement are not are not intended to be full or precise descriptions of the text to which they refer and are not to be considered part of this Amending Agreement. All uses of the words “hereto”, “herein”, "hereof", "hereby" and "hereunder" and similar expressions refer to this Amending Agreement as a whole, unless otherwise specifically stated in this Amending Agreement.

7.5  Any notice, demand or request required or permitted to be given hereunder shall be in writing and shall be deemed effective one (1) business day after having been faxed or six (6) business days after been mailed by prepaid, registered or certified mail, return receipt requested, to the addressee as follows: (i) if to Licensor, to the attention of Mr. Rodney Hodges at P.O. Box 148, Union House, Union Street, St. Helier Jersey, Channel Islands, JE4 8QL, or at the following fax number: +44 1534 504 701, with a copy to the attention of Mr. Bruno Floriani of Lapointe Rosenstein, attorneys, at 1250 René-Lévesque Blvd. W., Suite 1400, Montreal, Quebec, Canada, H3B 5E9 or at the following fax number: (514) 925-5010; or (ii) if to Licensee, to the attention of the Chief Financial Officer at the address of Licensee set forth above or at the following fax number: (801) 975-1924. Any party may change its address or fax number for the purposes of this Amending Agreement by giving written notice thereof to the other parties in accordance with this provision.

7.6  The Original License Agreement, the Original Supplemental Letter, the Subsequent Supplemental Letter and this Amending Agreement set forth the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior discussions, negotiations and agreements, verbal or written, relating to the subject matter hereof. Neither party shall be bound by any conditions, definitions, representations or warranties with respect to the subject matter hereof other than those contained herein or hereafter set forth in a writing duly executed by the parties.

7.7  Neither party shall be entitled to assign, transfer or otherwise encumber any of its rights or obligations hereunder, or subcontract the performance of any of its obligations, or without the prior written consent of the other party. Subject to the foregoing, this Amending Agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and permitted assigns. Notwithstanding the foregoing, each party (the “Assigning Party”) shall be entitled to assign and transfer all of its rights, title and interest in and to this Amending Agreement and the License Agreement, without the other party’s prior written consent but after giving written notice to the other party, to (i) any Affiliate of the Assigning Party; or (ii) any corporation, partnership, trust, settlement or other entity resulting from a bone fide reorganization of the Assigning Party; provided in each case that the assignee agrees to be bound by the terms hereof and that the Assigning Party remains jointly and severally bound hereunder and under the License Agreement with the assignee. As used in this Amending Agreement, “Affiliate” shall mean, with regard to either party, any corporation, partnership, trust, settlement or other entity that directly or indirectly controls, is control by, or is under common control with such party. “Control” of an entity shall mean possession, directly or indirectly, of power to direct or cause the direction of management of policies of such entity, whether by ownership of voting securities, by contract or otherwise.

7.8  This Amending Agreement may be executed in several counterparts, by facsimile or otherwise, each of which when so executed shall be deemed to be an original, and together shall constitute one and the same document.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this Amending Agreement as of the date first hereinabove mentioned.

WEIDER NUTRITIION GROUP, INC.
Per :
Joseph W. Baty, Chief Financial Officer
MARIZ GESTAO E INVESTIMENTOS LIMITADA
Per :
Rodney Hodges, Director

EXHIBIT 1

ORIGINAL LICENSE AGREEMENT

EXHIBIT 2

ORIGINAL SUPPLEMENTAL LETTER

EXHIBIT 3

SUBSEQUENT SUPPLEMENTAL LETTERS

EXHIBIT 4

SCHEDULE 1

The Trademarks

Trademarks and master brand names used in the United States and countries comprising the “Territories” as defined in Schedule 3 on or prior to December 1, 1996, by companies affiliated with Weider Health and Fitness, a Nevada corporation, in the advertising, labelling, marketing and distribution of “Products” as defined in Schedule 2.

Notwithstanding the foregoing, the “Trademarks” shall exclude the trademark “WEIDER”, the “WEIDER”-formative trademarks and such other trademarks as are more specifically set forth in Schedule 4.

For greater certainty, the Trademarks shall include, without limitation, the following trademarks:

Trade-Mark
FAT MANAGER
FI-BAR & Design
FI-BAR
MOVE FREE
SCHIFF
SCHIFF APPETTROL
SCHIFF COLD GARD
SCHIFF JOINT-AID
TIGER'S MILK
VITALISLIM

EXHIBIT 5

SCHEDULE 4

WEIDER TRADEMARKS

All “Weider” trademarks, all “Weider”-formative trademarks and all other trademarks and master brand names listed below.

For greater certainty, the Trademarks shall include, without limitation, the following trademarks:

(For the purpose of this Agreement, only the trademark classes relating to nutritional goods specifically in relation to the Products shall be included. For greater certainty, international classes 16, 25, 28 and 41 (as well as their equivalent local classes) are specifically excluded)

Trade-Mark
DYNAMIC CARBO ENERGIZER & Design
BODY SHAPER
JOE WEIDER & Design
JOE WEIDER
JOE WEIDER SIGNATURE
JOE WEIDER'S
JOE WEIDER'S OLYMPIAN & Design
JOE WEIDER'S OLYMPIAN & Torch Design
JOE WEIDER'S OLYMPIAN MUSCLE BUILDER
JOE WEIDER'S VICTORY & Design
JOE WEIDER'S VICTORY
MEGA MASS
MEGAMASS
MEGAMASSE
OLYMPIAN
PERFORMANCE
SPEED BOOSTER
VICTORY
W WEIDER & Design
W WEIDER & DEVICE
WEIDER & Design
WEIDER
WEIDER 60 YEARS OF EXCELLENCE & Design
WEIDER OLYMPIAN
WEIDER SCIENCE
WEIDER ULTRA LEAN (CTM)
WEIDER; Design